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                                                                    EXHIBIT 10.6


        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF l933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
        AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

                               MK HOLDINGS, INC.
                                 SECURED NOTE
                             DUE DECEMBER 26, 1996

$9O,000,000                                                  Deerfield, Illinois
                                                              September 22, 1995


  FOR VALUE RECEIVED, the undersigned, MK HOLDINGS, INC, an Illinois corporation (the "Corporation"), hereby promises to pay to the John D. Simms Revocable Trust Under Agreement dated November 5, 1988 c/o JOHN D. SIMMS, as agent for the Sellers (as defined in The Purchase Agreement) (together with his successors and permitted assigns, the "Note Holders' Agent"), in immediately available funds by wire transfer in accordance with written instructions provided to the Corporation by the Note Holders' Agent, or in the absence of such instructions by cashier's check at the office of the Note Holders' Agent at 611 Edgemont Lane, Park Ridge, Illinois 60068, the aggregate principal amount of NINETY MILLION DOLLARS U.S. $90,000,000 on December 26, 1996 (subject to Section
1.2 hereof). Certain capitalized terms are used in this Note as defined in
Section 4.

     Section l. Payment.
                -------

  l.l Interest. The outstanding principal amount of this Note which is due in
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accordance with the provisions hereof shall bear interest (computed on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as the case may be) at a rate equal to the Secured Note Interest Rate from September 23, 1995 to (but excluding) the date on which the principal amount of this Note is paid in full. Such interest shall be due and payable on or before the close of business in the Note Holders' Agent's account at Bankers Trust Company on each Acceleration Date provided below and any unpaid balance of such interest shall be due and payable on or before the close of business in Note Holders' Agent's account at Bankers Trust Company on the Maturity Date.

  1.2 Principal. The Corporation shall pay the entire unpaid balance of
      ---------
principal on this Note on December 26, 1996, except that

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such payment of such principal amount and all accrued interest may be accelerated by

  (i) the Note Holders' Agent in writing by five (5) Business Days prior notice to the Corporation to any of the four Acceleration Dates provided below: provided, however, such notice shall not be given by the Note Holders' Agent unless and until the earliest to occur of December 28, l995, March 28, 1996, June 27, 1996, or September 26, 1996 (said four dates referred to as the "Acceleration Dates"), after the enactment and effective date of an amendment to the Internal Revenue Code of 1986 as amended (the "Code") with the direct or indirect result that the maximum effect rate of tax that will be payable on any payments made under this Note that constitute, in part, Net Capital Gains (as defined in Section 1222 of the Code) realized from payments hereunder accounted for under the "installment method" (as defined in Section 453 (c) of the Code) and received after such change in law becomes effective is lower than twenty-eight percent (28%); or

  (ii) the occurrence of an Event of Default under this Note; or

  (iii) receipt of written notice from Bankers Trust by the Note Holders' Agent of pending termination of the Letter of Credit.

  1.3 Business Day. Whenever payment of principal of, or interest on, this Note
      ------------
shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due at the rate then in effect on the unpaid principal and any other amounts payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

  1.4 Note Holder Agreement.  All payments of principal and interest hereunder
      ---------------------
and all notices, information, approvals, or disclosures required hereunder shall be made to the Note Holders' Agent, who is the payee of this Note for all purposes of this Note. The Note Holders' Agent shall accept said payments subject to the terms and provisions of that certain Note Holder Agreement ("Note Holder Agreement") dated September 22, l995, by and among the Note Holders' Agent and the Sellers (said parties to such Note Holder Agreement are herein collectively referred to as the "Holders"). No change in the Note Holders' Agent shall be effective until given to the Corporation in writing.

  1.5 Cost of Collection. In the event this Note, or any part hereof, is not
      ------------------
paid when due, the Corporation agrees to pay on demand all costs of collection, including reasonable attorneys' fees. Any amount of principal, interest or other amounts due hereunder which are not paid when due, whether by acceleration or otherwise, shall bear interest at the rate of seven and a quarter percent (7.25%) per annum until such amounts are paid.

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  1.6 No Set-off. All obligations of the corporation hereunder are independent
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covenants from the obligations of the Holders under the Purchase Agreement. The
Corporation shall not be entitled to set-off or reduce any amounts of interest payable hereunder for any obligations or liabilities of the Holders to the Corporation or any claims by the Corporation against the Holders except for liabilities or obligations under Section 1.07 of the Purchase Agreement.

  1.7 No Prepayment. The Corporation shall not prepay this Note in whole or in
      -------------
part.


  Section 2. Supporting Letter of Credit.
             ---------------------------

  2.1 Letter of Credit. This Note is supported by a Letter of Credit dated this
      ----------------
date issued by Bankers Trust Company in favor of Note Holders' Agent. The terms of the Letter of Credit are incorporated into this Note by reference to the same effect as if set forth in this Note in their entirety. In the event of a default under this Note, the Note Holders' Agent may exercise any of the remedies granted hereunder or by the Letter of Credit.

  Section 3. Defaults
             --------

  3.1 Events of Default. It one or more of the following events ("Event of
      -----------------
Default") shall have occurred and be continuing:

      (a) the Corporation shall fail to pay on the due date thereof any principal of this Note or shall fail to pay on the due date thereof any interest and the same shall not have been cured within 3 days after written notice thereof has been given by the Note Holders' Agent to the corporation;

      (b) the Corporation or Bankers Trust Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

      (c) an involuntary case or other proceeding shall be commenced against the Corporation or Bankers Trust Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the

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  appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 9O days; or an order for relief shall be entered against the Corporation or Bankers Trust Company under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, the Note Holders' Agent shall have the right to elect without notice, to (i) declare the principal balance remaining unpaid under this Note, and all unpaid interest accrued hereon immediately due and payable in full, (ii) draw on the Letter of Credit, and/or (iii) exercise any and all other rights and remedies available at law or in equity.

  3.2 Waiver. The Corporation hereby waives presentment, demand, protest, notice
      ------
of dishonor and/or protest, notice of nonpayment and all other notices and demands, and assents to the extension of the time of payment, forbearance or other indulgence, without notice.

  Section 4. Definitions. For purposes of this Note, the following terms have
             -----------
the meanings set forth below:

  "Business Day" means any day except a Saturday, Sunday or other days on which
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commercial banks in New York City are required or authorized by law to close.

  "Letter of Credit" means the $95,600,000 Letter of Credit issued of even date
   ----------------
herewith in favor of the Note Holders' Agent by Bankers Trust Company at the request of the Corporation.

  "Maturity Date" means December 26, 1996, or such earlier date when this Note
   -------------
is due and payable in full pursuant to the terms hereof.

  "Note" means this Secured Promissory Note dated September 22, 1995.
   ----

  "Purchase Agreement" means the Agreement for Purchase and Sale of Stock of
   ------------------
Merkle-Korff Industries, Inc., Mercury Industries, Inc. and Elmco Industries, Inc. dated as of May 26, 1995, among the Corporation and the Sellers, as amended.

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 "Secured Note Interest Rate" means, (i) from and including September 23, 1995
  --------------------------
  through September 27, 1995, 5.16% per annum; (ii) from September 28, l995 through December 27, 1995, an amount exactly equal to the rate per annum paid on ninety day Treasury Bills issued on September 28, 1995; (iii) from December 28, l995 through March 27, 1996, an amount exactly equal to the rate per annum paid on ninety day U.S. Treasury Bills issued on December 28, 1995; (iv) from March 28, 1996 through June 26, 1996, an amount exactly equal to the rate per annum paid on ninety day U.S. Treasury Bills issued on March 28, 1996; (v) from June 27, 1996 through September 25, 1996, an amount exactly equal to the rate per annum paid on ninety day U.S. Treasury Bills issued on June 27, 1996; and (vi) from September 26, 1996 through December 25, 1996, an amount exactly equal to the rate per annum paid on ninety day Treasury Bills issued on September 26, 1996.

  Section 5. Miscellaneous.
             --------------

  5.1 Notices. All notices, requests and other communications to any party
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hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmissions or if mailed or sent by overnight courier, upon receipt thereof, as follows:

      If to the Corporation to:

      Thomas H. Quinn, President
      Jordan Industries, Inc.
      ArborLake Centre
      Suite 550
      1751 Lake Cook Road
      Deerfield, Illinois 60015
      Telephone: 708-945-5591
      Telecopier: 708-945-5698

  with a copy to:

      G. Robert Fisher, Esq.
      Michael J. Van Dyke, Esq.
      Bryan Cave LLP
      1200 Main Street
      Suite 3500
      Kansas City, Missouri 64105
      Telephone: 816-474-7400
      Telecopier: 816-391-7600

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  If to the Note Holders' Agent, to:

      c/o John D. Simms
      611 Edgemont Lane
      Park Ridge, Illinois 60068
      Telephone: 708-825-1569

  with a copy to:

      John L. Eisel, Esq.
      Mark W. Hianik, Esq,
      Wildman, Harrold, Allen & Dixon
      225 West Wacker Drive
      Chicago, Illinois 60606-1229
      Telephone: 312-201-2000
      Telecopier: 312-201-2555

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

  5.2 No Waivers. No failure or delay by the Note Holders' Agent in exercising
      ----------
any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law . The acceptance by the Note Holders' Agent of any partial payment made hereunder after the time when any of the Corporation's liabilities hereunder become due and payable will not waive, affect or diminish any right of the Note Holders' Agent to require strict compliance and performance herewith. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in or related to similar circumstances requiring such notice.

  5.3 Amendments and waivers. Any provision of this Note may be amended or
      ----------------------
waived if, but only if, such amendment or waiver is in writing, signed by the Corporation and the Note Holders' Agent.

  5.4 Successors and Assigns. The provisions of this Note shall be binding upon
      ----------------------
and inure to the benefit of the Note Holders' Agent and his successors and permitted assigns under Section 1.4. Without the prior written consent of the Corporation the Note Holders' Agent agrees not to, (a) sell, assign, pledge or otherwise transfer, in whole or in part, directly or indirectly, this Note or any interest therein or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon this Note.

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  5.5 Company Obligations. The Holders agree and acknowledge that this Note and
      -------------------
the Corporation's obligations hereunder are solely obligations and liabilities of the Corporation. None of the Corporation's directors, officers, employees, stockholders, advisors, consultants and affiliates or any other persons shall be obligated or liable in respect of this Note, and the Note Holders' Aqent hereby releases them from any such obligation of liability.

  5.6 LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND
      ----------
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO CHOICE OF LAW PROVISION SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY STATE 0R JURISDICTION, OR ARISING OUT 0F THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, SHALL BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO
SECTION 5.7, THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE SHALL BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN
                      ----- --- ----------
THIS SECTION 5.6 SHALL BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY JURISDICTION.

  5.7 JURY WAIVER. THE CORPORATION IRREVOCABLY WAIVES ANY RIGHT T0 TRIAL BY JURY
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IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN
CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO
THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING& SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                       MK HOLDINGS, INC.
                                       By: /s/ Jonathan F. Boucher
                                          --------------------------------
                                       Name: Jonathan F. Boucher
                                            ------------------------------
                                       Title: Vice-President
                                             -----------------------------

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